CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment to the Registration Statement on Form N-1A of EQ Advisors Trust of our report dated February 17, 2023, relating to the financial statements and financial highlights, which appears in the Annual Report on Form N-CSR for the portfolios listed in Appendix 1 (each a portfolio of EQ Premier VIP Trust) for the year ended December 31, 2022. We also consent to the references to us under the headings “Financial Highlights,” “Portfolio Holdings Disclosure Policy,” “Financial Statements” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York
October 30, 2023

Appendix 1

EQ/Conservative Allocation Portfolio	Target 2015 Allocation Portfolio
EQ/Conservative-Plus Allocation Portfolio	Target 2025 Allocation Portfolio
EQ/Moderate Allocation Portfolio	Target 2035 Allocation Portfolio
EQ/Moderate-Plus Allocation Portfolio	Target 2045 Allocation Portfolio
EQ/Aggressive Allocation Portfolio	Target 2055 Allocation Portfolio
EQ/Core Plus Bond Portfolio

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